UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 22, 2010
Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders

At Schweitzer-Mauduit International, Inc’s (the Company’s) Annual Meeting of Stockholders held April 22, 2010, stockholders voted through the solicitation of proxies on the items listed below.

Item 1 – Election of two Class III directors

The following individuals were elected as directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Nominees	For	Withheld	Abstain	Broker Non-Vote
Frédéric P. Villoutreix	13,710,519	507,780	0	3,516,590
Anderson D. Warlick	13,977,214	241,085	0	3,516,590

The Annual Meeting was adjourned and will be reconvened May 6, 2010 at 11 a.m. at the Company’s headquarters at 100 North Point Center East, Suite 600, Alpharetta, Georgia to vote on Item 2 – Approval of Restricted Stock Plan.

Item 5.02            Departure of Directors or Executive Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

At its meeting on April 22, 2010, the Board of Directors of the Company amended its Restricted Stock Plan (the Plan) as follows:

•	To increase the change in control trigger from the acquisition of 15% of the shares outstanding to 30% of the shares outstanding;
•	To establish a minimum restriction period on transferability of non-performance share awards of three (3) years and on transferability of performance based share awards of one (1) year; and
•	To include a trailing average three-year burn rate limit that will act as a limit on the dilutive effect of the Plan.

The Plan should be reviewed in its entirety and is subject to approval of the Company’s stockholders, with said vote to be taken at the reconvened Annual Meeting of Stockholders to be held on  May 6, 2010. The amended Restricted Stock Plan is attached hereto as Exhibit 10.22 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.22 Restricted Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Peter J. Thompson
Peter J. Thompson
Executive Vice President, Finance & Strategic Planning

Dated:  April 26, 2010

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
Current Report on Form 8-K
Dated April 26, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

10.22	Restricted Stock Plan